Exhibit (c)(6)

Exhibit (C)(6) Preliminary Draft – Confidential DCP Financial Performance Overview November 15, 2022

Preliminary Draft – Confidential DCP Financial Performance Overview November 15, 2022 Preliminary Draft – Confidential DCP Financial Performance Overview ($ in millions, except per unit amounts) DCP Historical Performance – Continued Improvement Adjusted EBITDA Total Debt / EBITDA $1,768 4.9x 4.9x 4.6x 4.5x $1,291 4.2x $1,200 $1,252 $1,092 $1,017 2.7x 2017A 2018A 2019A 2020A 2021A 2022E 2017A 2018A 2019A 2020A 2021A 2022E Coverage Ratio 3.8x 2.6x 2.7x 1.3x 1.0x 1.1x 2017A 2018A 2019A 2020A 2021A 2022E Source: Public Filings; FactSet; as of November 11, 2022 1

Preliminary Draft – Confidential DCP Financial Performance Overview ($ in millions, except per unit amounts) DCP Financial Projections – Project Speedmaster vs. Project Dynamo PRIOR—Project Speedmaster Management Projections1 2022E 2023E 2024E 2025E 2026E 2027E NGLs ($/Gal) $0.60 $0.60 $0.60 $0.60 $0.60 $0.60 WTI ($/Bbl) 57.00 57.00 57.00 57.00 57.00 57.00 Henry Hub ($/MMBtu) 2.80 2.80 2.80 2.80 2.80 2.80 EBITDA $1,441 $1,486 $1,527 $1,527 $1,527 $1,527 Growth Capital $250 $250 $250 $250 $250 $250 Unclear on why EBITDA is lower in Current projections CURRENT—Project Dynamo Management Projections 2022E 2023E 2024E 2025E 2026E 2027E NGLs ($/Gal) $1.04 $0.75 $0.66 $0.60 $0.60 $0.60 WTI ($/Bbl) 93.75 73.80 68.04 64.12 61.16 58.81 Henry Hub ($/MMBtu) 7.26 5.56 4.76 4.59 4.52 4.50 EBITDA $1,749 $1,698 $1,578 $1,498 $1,474 $1,453 Growth Capital $140 $125 $50 $50 $50 $50 EBITDA Difference $308 $212 $51 ($29) ($53) ($74) % Difference 21.4% 14.2% 3.3% (1.9%) (3.5%) (4.8%) Source: DCP Management 1. Project Speedmaster Management Projections run through 2024E and are held flat thereafter 2

Preliminary Draft – Confidential These materials have been prepared by Evercore Group L.L.C. (“Evercore”) for the Special Committee (the “Special Committee”) of the Board of Directors of DCP Midstream GP, LLC, the general partner of DCP Midstream, LP (“DCP” or the “Partnership”) to whom such materials are directly addressed and delivered and may not be used or relied upon for any purpose other than as specifically contemplated. These materials are based on information provided by or on behalf of the Partnership and/or other potential transaction participants, from public sources or otherwise reviewed by Evercore. Evercore assumes no responsibility for independent investigation or verification of such information and has relied on such information being complete and accurate in all material respects. To the extent such information includes estimates and forecasts of future financial performance prepared by or reviewed with the management of the Partnership and/or other potential transaction participants or obtained from public sources, Evercore has assumed that such estimates and forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of such management (or, with respect to estimates and forecasts obtained from public sources, represent reasonable estimates). No representation or warranty, express or implied, is made as to the accuracy or completeness of such information and nothing contained herein is, or shall be relied upon as, a representation, whether as to the past, the present or the future. These materials were designed for use by specific persons familiar with the business and affairs of the Partnership. These materials are not intended to provide the sole basis for evaluating, and should not be considered a recommendation with respect to, any transaction or other matter. These materials have been developed by and are proprietary to Evercore and were prepared exclusively for the benefit and internal use of the Special Committee. These materials were compiled on a confidential basis for use of the Special Committee in evaluating the potential transaction described herein and not with a view to public disclosure or filing thereof under state or federal securities laws, and may not be reproduced, disseminated, quoted or referred to, in whole or in part, without the prior written consent of Evercore. These materials do not constitute an offer or solicitation to sell or purchase any securities and are not a commitment by Evercore (or any affiliate) to provide or arrange any financing for any transaction or to purchase any security in connection therewith. Evercore assumes no obligation to update or otherwise revise these materials. These materials may not reflect information known to other professionals in other business areas of Evercore and its affiliates. Evercore and its affiliates do not provide legal, accounting or tax advice. Accordingly, any statements contained herein as to tax matters were neither written nor intended by Evercore or its affiliates to be used and cannot be used by any taxpayer for the purpose of avoiding tax penalties that may be imposed on such taxpayer. Each person should seek legal, accounting and tax advice based on his, her or its particular circumstances from independent advisors regarding the impact of the transactions or matters described herein.